SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

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                         AGRIBRANDS INTERNATIONAL, INC.

                (Name of Registrant as Specified in Its Charter)

                                      N/A

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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

The following press release was issued on January 3, 2001 by Agribrands International, Inc.

       AGRIBRANDS INTERNATIONAL, INC. ANNOUNCES END OF SOLICITATION PERIOD

St. Louis,  Missouri,  January 3, 2001 - Agribrands  International,  Inc. (NYSE:
AGX) announced today that solicitation efforts by the Company have not generated new proposals. On December 1, 2000, Agribrands announced that it had agreed to be acquired by Cargill Incorporated for $54.50 per share. The agreement with Cargill permitted active solicitation of competing bids for 30 days. As of January 1, 2001, no negotiations were active, and the "no shop" provisions of the agreement are now in force.

As previously announced, Cargill's acquisition of Agribrands is subject to shareholder and customary regulatory approvals. Agribrands expects to file its proposed proxy with the SEC within the next week. In addition, the acquisition is subject to receipt of a supplemental ruling of the Internal Revenue Service confirming that the transaction will not jeopardize the continuing validity of the IRS rulings previously issued with respect to the tax-free treatment of Agribrands' spin-off from Ralston Purina Company in 1998. A supplemental ruling request was filed with the IRS on December 21, 2000. The companies expect to close the transaction in April 2001.

Agribrands is a leading international producer and marketer of agricultural animal feeds. Agribrands operates, through its subsidiaries and joint ventures outside the United States, 70 manufacturing plants in 17 countries on four continents. Its agricultural products are marketed outside the United States under the "Purina" and "Chow" trademarks and the "Checkerboard" logo through a network of approximately 4,000 independent dealers, as well as an independent and a direct sales force.

Cargill is a privately-owned international marketer, processor and distributor of agricultural, food, financial and industrial products and services with 85,000 employees in 60 countries. Cargill provides distinctive customer solutions in supply chain management, food applications and health and nutrition.

This news  release  contains  forward-looking  statements  within the meaning of
Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. These statements involve risks, uncertainties, estimates and assumptions which are difficult to predict. Therefore, actual events may differ materially from those expressed in these forward-looking statements. Readers, therefore, should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and Agribrands undertakes no obligation to publicly update any such statement to reflect new information, the occurrence of future events or circumstances or otherwise.